Exhibit 99.1

ICAD, INC. ANNOUNCES INFORMATION RELATED TO REIMBURSEMENT LEVELS

NASHUA, N.H. (May 6, 2015) – iCAD, Inc. (Nasdaq: ICAD) announced today that Noridian, the Medicare Administrative Contractor in Jurisdictions E and F, which consists of 13 states primarily on the West Coast, has made recent web postings related to Coding for High Dose Rate Brachytherapy for Non-Melanoma Skin Cancers which instruct physicians to report CPT code (17999) rather than the established CPT code (0182T) for electronic brachytherapy for non-melanoma skin cancers. The Company, industry partners and physician providers have reached out to the Centers for Medicare and Medicaid Services (“CMS”) and Noridian to seek clarification of the Medicare Coverage Articles posted to Noridian’s web sites.

The Company is proactively addressing the situation in its dialogue with Noridian and CMS. At this point, there is insufficient clarification of the reimbursement matter to assess the potential impact that this matter could have on the Company’s guidance for 2015. Any significant changes in CPT reimbursement from current levels could have a material impact on the Company’s revenues.

About iCAD, Inc.

iCAD delivers innovative cancer detection and radiation therapy solutions and services that enable clinicians to find and treat cancers earlier and faster while improving patient outcomes. iCAD offers a comprehensive range of upgradeable computer aided detection (CAD) and workflow solutions to support rapid and accurate detection of breast, prostate and colorectal cancers. iCAD’s Xoft® Axxent® Electronic Brachytherapy (eBx®) System® is a painless, non-invasive technology that delivers high dose rate, low energy radiation, which targets cancer while minimizing exposure to surrounding healthy tissue. The Xoft System is FDA cleared and CE marked for use anywhere in the body, including treatment of non-melanoma skin cancer, early-stage breast cancer and gynecological cancers. The comprehensive iCAD technology platforms include advanced hardware and software as well as management services designed to support cancer detection and radiation therapy treatments. For more information, visit www.icadmed.com or www.xoftinc.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the Company’s ability to defend itself in litigation matters, to achieve business and strategic objectives, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, uncertainty of future sales levels, protection of patents and other proprietary rights, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence of products, increased competition, litigation and/or government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “will”, “continue”, “anticipate”, “likely”, “seek”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Contact:

For iCAD investor relations:

The Ruth Group

Zack Kubow / Courtney Dugan

646-536-7020 / 7024

iCAD@theruthgroup.com